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                                    EXHIBIT C

                              LETTER OF TRANSMITTAL

                             Regarding Interests in

                     J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 23, 2005

                       THIS LETTER OF TRANSMITTAL MUST BE
                              RECEIVED BY PFPC INC.
                         BY WEDNESDAY, JANUARY 25, 2006.

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
  AT 12:00 MIDNIGHT, NEW YORK TIME, ON WEDNESDAY, JANUARY 25, 2006, UNLESS THE
                               OFFER IS EXTENDED.
               Complete This Letter Of Transmittal And Return To:

                     J.P. Morgan Multi-Strategy Fund, L.L.C.
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                      Attention: Tender Offer Administrator
                              Phone: (302) 791-2810
                               Fax: (302) 791-2790
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Ladies and Gentlemen:

      The undersigned hereby tenders to J.P. Morgan Multi-Strategy Fund, L.L.C., a closed-end, non-diversified, management investment company organized as a limited liability company under the laws of the State of Delaware (the "Fund"), the limited liability company interest in the Fund or portion thereof (the "Interest") held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated December 23, 2005 (the "Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

      The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

      The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

      A promissory note (the "Note") for the value of the purchased Interest will be held by PFPC Inc. ("PFPC") on behalf of the undersigned. Upon written request by the undersigned to PFPC, PFPC will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of marketable securities, an arrangement for delivery of such securities will be made by Managing Member and notified to the undersigned.

      The Note will also reflect the "Post-Audit Payment" portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned's account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited net asset value of the Fund as of March 31, 2006, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund's next annual audit. It is anticipated that the annual audit of the Fund's financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

      All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in
Section 6 of the Offer, this tender is irrevocable.

      PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO: J.P. MORGAN MULTI-STRATEGY FUND, L.L.C., C/O PFPC INC., P.O. BOX 219, CLAYMONT, DE 19703, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE:
(302) 791-2810 OR FAX: (302) 791-2790.

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PART 1.     NAME:

            Name of Member:

            Telephone Number:

PART 2.     AMOUNT OF LIMITED LIABILITY COMPANY INTEREST BEING TENDERED:

            [ ] The undersigned's entire limited liability company interest.

            [ ] A portion of the undersigned's limited liability company interest expressed as a specific dollar value.*

            $

            *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below $50,000 (the "Required Minimum Balance"), the Managing Member of the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained or purchase the undersigned's entire limited liability company interest in the Fund.

PART 3.     PAYMENT:

            CASH PAYMENT

            For Members that are clients of JPMorgan Private Bank, cash payments will be wire transferred to their custody/asset account with JPMorgan Chase Bank. If JPMorgan Chase Bank or J.P. Morgan Trust Company, N.A. acts as discretionary investment manager or as trustee of a trust for the Member, cash payments will be wire transferred to the applicable investment management or fiduciary account for that Member.

            For all other Members, cash payments will be wire transferred to the account you specify below:

                     --------------------------------------
                                  Name of Bank

                     --------------------------------------
                                 Address of Bank

                     --------------------------------------
                                   ABA Number

                     --------------------------------------
                                 Account Number

                     --------------------------------------
                        Name Under Which Account Is Held

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            PROMISSORY NOTE

            The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by PFPC Inc. on the undersigned's behalf. Upon a written request by the undersigned to PFPC, PFPC will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4.     SIGNATURE(S):


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FOR INDIVIDUAL INVESTORS
AND JOINT TENANTS:                                                  FOR OTHER INVESTORS:


------------------------------------------------------------        -----------------------------------------------------------
 Signature                                                           Print Name of Investor
 (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION
 AGREEMENT)


------------------------------------------------------------        -----------------------------------------------------------
Print Name of Investor                                              Signature
                                                                    (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON
                                                                    SUBSCRIPTION AGREEMENT)


------------------------------------------------------------        -----------------------------------------------------------
 Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S)         Print Name of Signatory and Title
 EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

------------------------------------------------------------        -----------------------------------------------------------
Print Name of Joint Tenant                                          Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY
                                                                    AS APPEARED ON SUBSCRIPTION AGREEMENT)


                                                                    -----------------------------------------------------------
                                                                    Print Name and Title of Co-signatory

Date:
     --------------------
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